                                                                    EXHIBIT 23.3


                       CONSENT OF KELLEY DRYE & WARREN LLP



         The undersigned hereby consents to the use of our name, and the statement with respect to us, appearing under the heading "Risk Factors - The staff of the Securities and Exchange Commission has indicated that it believes one of the finders in our recent private placement may have acted as an unregistered broker-dealer in violation of the Securities Exchange Act of 1934 and this could subject us to a repurchase obligation that could have an adverse effect on our financial position " included in the Registration Statement.



                                             /S/ KELLEY DRYE & WARREN LLP



Stamford, CT
December 1, 1999